CONSULTING AGREEMENT

MAM

2nd December

THIS AGREEMENT, effective as of the ~~4~~th day of ~~October~~, 2009, by and between American Scientific Resources, Inc., a Nevada corporation ("ASFX"), and Compass Trade & Distribution dba Pointe Resources, ("Consultant"). ASFX and Consultant are sometimes jointly referred to as the "Parties".

RECITALS

American Scientific Resources, Inc. designs, manufactures and distributes medical products and supplies. The company is based in Weston, FL. (collectively the "Business"). Consultant provides knowledge and expertise in the strategy, business development, marketing and promotion for the commercial sales aspect of the Business specifically with vaccine and drug manufacturers and medical supply distributors. ASFX desires to utilize the Services of Consultant in the marketing of Business, sales, business development and in a variety of capacities.

STATEMENT OF AGREEMENT

NOW THEREFORE, in consideration of the mutual promises hereafter set forth, the Parties agree as follows:

1. Term of Agreement. The term of this Agreement shall commence as of the effective date first set forth above and shall continue through March 4th, 2010, unless sooner terminated in accordance with Section 5 hereof.

2. Scope of Responsibilities. Consultant will apply his efforts to enhance ASFX's performance by providing the services listed below (the "Services"). For commercial continuity, Consultant will be given an appropriate ASFX title, business cards and email address, etc. in as much as it does not conflict with section 5 of this contract.
   a. Primary focus will be applied to the sales effort of products meant for commercial application such as Disintegrator Needle Destruction Device, No Touch Thermometers and current planned not yet commercialized products
   a. Secondary focus is developing a sales and marketing organization, including the development of strategies for improved customer segmentation, product and pricing strategies, organizational structure and recruitment and hiring sub-consultants/representative to promote and sell ASFX products.
   b. Tertiary focus being the developing relationships, identifying potential suitors, support research and positioning devices and products for possible spin offs and sales to interested third parties

3. Territory and Accounts: Consultant will be responsible for commercial sales of needle destruction device and no touch thermometer as well as future

products whose sales channel is through distributors for commercial/industrial sale or direct to pharmaceutical companies. Sales accounts for Consultant include but are not limited to UCB, Wyeth, Abbott Laboratories, Glaxo Smith Kline, Novartis, EMD Serono, Sanofi-Aventis, Genetech, Biogen, Ferring, GIV Henry Schein and PSS World Medical.

4. Invoices and Compensation: ASFX shall pay to Consultant on the following schedule:
   a. Share Grants
      i. 2,000,000 restricted common shares granted on execution of this AGREEMENT.
      ii. Monthly consulting fee $15,000 paid in restricted common shares priced at the 30 day WVAP of prior month.
      i. Expenses: Travel and other expenses will be paid by Consultant except where presence is specifically requested by ASFX.
      ii. 500,000 shares issued at the conclusion of the agreement.

5. Status of Consultant as Independent Contractor. The parties hereto expressly understand and agree that Consultant is an independent contractor in the performance of each and every part of this Agreement. Nothing in this Agreement shall be construed as creating between the Consultant and ASFX an agent-principal or franchisee-franchisor relationship. Consultant is not granted any authority to create any obligations or responsibilities on behalf of ASFX or to bind ASFX in any manner not specifically set forth herein.

6. Trademarks. Subject to the provisions of Section 7, Consultant shall be entitled to make use of Manufacturer's registered trademarks pursuant to the performance of its obligations under this Agreement.

7. Confidential Information: Each party acknowledges that the other is the owner of valuable trade secrets and other confidential information, as well as other like information which is licensed from third parties. Each party shall treat as strictly confidential and shall not use for its own purposes or for third parties, or divulge or permit to be divulged to or examined or copied by others, all information and data obtained by it, or to which it is otherwise exposed, in connection with this Agreement.

   This section shall not apply to any information that: (i) is in or comes into the public domain through no breach by the recipient of the information of its obligations under this Agreement; (ii) the recipient acquires from a third party who owes no obligations of confidence to the other party to this Agreement in respect thereof; (iii) was already known to the recipient at the time it received such information from the other party to this Agreement as shown by the recipient's prior written records; or (iv) is independently developed by the receiving party without use of the other party's confidential information.

8. No Reverse-Engineering. The Consultant acknowledges that it will have access to certain trade secrets and other information regarding ASFX and the Products, and agrees not to reverse-engineer, or attempt to reverse-engineer, decipher, reconstruct or reorient the Products, or concept, or any design process or any other proprietary rights contained in the Products and/or any

single component of the Products. The Consultant and any sub-Consultants shall not cooperate with others nor facilitate the accomplishment by others, of such endeavors. The Consultant shall notify ASFX immediately if the Consultant becomes aware of, or believes that any entity has reverse-engineered, has attempted to reverse-engineer, or intends to attempt to reverse-engineer the Products.

9. Intellectual Property Rights. "Intellectual Property Rights" means trade secret, confidentiality, patent, copyright, trademark, trade dress, know-how, moral, and similar rights of any type under the applicable laws of any governmental authority, domestic or foreign, including without limitation all applications and registrations relating to any of the foregoing.

10. Indemnities. ASFX shall indemnify, defend, and hold Consultant harmless from and against all liabilities, losses, and expenses (including reasonable attorney fees) resulting from or arising out of defects in the Products or its own negligent conduct.

11. Dispute Resolution; Mediation and Arbitration.

   a. Rules. The parties agree that any dispute or controversy arising from or relating to this Agreement shall be settled by discussions between the parties in good faith including a meeting between the parties business and legal representatives if required. If informal discussions fail to resolve the dispute, the parties agree that the dispute shall be submitted to mediation. If mediation is unsuccessful, any dispute relating to this Agreement shall be settled by final and binding arbitration in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration Association.

   b. Procedures. Unless otherwise agreed, the appointing authority shall be the American Arbitration Association and arbitration shall be conducted before a single arbitrator (the "Arbitrator"). A party substantially prevailing in the arbitration shall also be entitled to recover such amount for its costs and attorney fees incurred in connection with the arbitration as shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. Nothing herein, however, shall prevent either party from resorting to a court of competent jurisdiction in those instances where injunctive relief may be appropriate. In any arbitration proceeding, each party shall be entitled to discovery to the extent agreed upon or, in the absence of agreement, determined by the arbitrator.

12. Governing Law. The rights of the parties under this Agreement shall be governed by the laws of the state of Florida, without regard to the conflicts of laws principles thereof.

13. Severability. Should any of the provisions of this Agreement now be, or hereinafter become, illegal or unenforceable by law or otherwise, such provision shall be void and the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, ASFX and Consultant have caused duly authorized representatives of the respective parties to execute this Agreement on the date(s) set forth below.

Signature

Christopher F. Tirotta, MD, MBA
CEO/Chairman

Signature

Marc B. Massoglia

5/2/09